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                                     EXHIBIT 99



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                              EVERGREEN RESOURCES, INC.
                              INITIAL STOCK OPTION PLAN


                             ARTICLE I - PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The purpose of the Evergreen Resources, Inc. Initial Stock Option Plan is to serve as a performance incentive and to encourage the ownership of Evergreen Resources, Inc. common stock by officers and other key employees of the Company so that the person to whom the option is granted may acquire a proprietary interest in the success of the Company, and to encourage such person to remain in the employ of the Company. This Plan shall consist of grants of incentive stock options, which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and of options which are intended not to so qualify.

                             ARTICLE II - DEFINITIONS

2.1    "Award" means an Option granted hereunder.

2.2    "Board" means the Board of Directors of Evergreen Resources, Inc.

2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

2.4 "Committee" means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board.

2.5 "Company" means Evergreen Resources, Inc or any successors as described in Article XI and any subsidiary of the Company of which the Company owns, directly or indirectly, greater than fifty percent (50%) of its voting capital stock.

2.6 "Date of Disability" means the date on which a Participant is classified as Disabled.

2.7 "Disability" or "Disabled" means the classification of a Participant as "Disabled" pursuant to a long-term disability plan of the Company, if any, or successor to such plan (or, if there is no such plan, as determined by the Committee), provided that the Participant meets the requirements of Section 22(e)(3) of the Code.

2.8    "Effective Date" means May 27, 1997.

2.9 "Eligible Employee" means any person employed by the Company on a full-time, salaried basis who satisfies all of the requirements of
       Article VI.

2.10 "Fair Market Value" means the fair market value of the Stock, as determined by the Committee; provided, however, that (i) if the Stock is admitted to trading on a national securities exchange on the date the Option is granted, Fair Market Value shall not be less than the last sale price reported for the Stock on such exchange on such date or, if no sales are reported on the date the Option is granted, on the date next preceding such date on which a sale was reported, or (ii) if the Stock is not admitted to trading on a national securities exchange on the date the Option is granted but the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the date the Option is granted, Fair Market Value shall not be less than the average of the highest bid and lowest asked prices of the stock on such system on such date.

2.11 "Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is granted under Article VII.

2.12 "Insider" means an "officer" or "director" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

2.13 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option and which is granted under Article VII.

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2.14   "Option" means either a Nonqualified Stock Option or an Incentive Stock
       Option granted under Article VII.

2.15 "Participant" means an Eligible Employee who has been granted an Award under this Plan.

2.16   "Plan" means this Evergreen Resources, Inc. Initial Stock Option Plan.

2.17 "Retirement" means the normal retirement by an employee from the Company under a pension or retirement plan maintained by the Company.

2.18   "Retirement Date" is the employee's date of Retirement from the Company.

2.19 "Stock" means common stock of Evergreen Resources, Inc., no par value per share.

2.20 "Stock Option Agreement" means an agreement with respect to an Option, as described in Article VIII.

2.21 "Termination" means resignation or discharge from employment with the Company, except in the event of death, Disability, or Retirement.

2.22 "Termination Date" is the employee's date of Termination from the Company.

2.23 "Vested Option" means, at any date, any portion of an Option which a Participant is then entitled to exercise pursuant to the terms of the Plan and an applicable Stock Option Agreement.

                       ARTICLE III - EFFECTIVE DATE AND DURATION

3.1 EFFECTIVE DATE. Subject to the approval by a majority of the holders of Stock voted, in person or by proxy, at the 1998 Annual Meeting of Stockholders of the Company, this Plan shall be effective as of May 27, 1997.

3.2 PERIOD FOR GRANTS OF AWARDS. Awards may be made as provided herein for a period of ten (10) years after the Effective Date.

3.3 TERMINATION. This Plan may be terminated as provided in Article XII, but shall continue in effect until all matters relating to the payment of Awards and the administration of the Plan have been settled.

                             ARTICLE IV - ADMINISTRATION

4.1 ADMINISTRATION. Except where this Plan expressly reserves administrative or other powers to the Company or the Board, this Plan shall be administered by the Committee. All questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised, or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.

It is contemplated that Awards granted hereunder will be recommended by the management of the Company or the Board to the Committee, and that the Committee will determine whether to accept such recommendations.

                          ARTICLE V - GRANT OF AWARDS AND
                  LIMITATION OF NUMBER OF SHARES OF STOCK AWARDED

5.1 GRANTS OF AWARDS; NUMBER OF SHARES. The Committee may, from time to time, grant Awards of Options to one or more Eligible Employees in its discretion; provided, however, that:

       (i) Subject to any adjustment pursuant to Article X or Article XI, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed 500,000 shares of Stock;

       (ii) To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, or to the extent that the Award is canceled by mutual agreement of the Committee and the Participant (which cancellation opportunities may be offered by the Committee to Participants from

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              time to time), any shares of Stock subject to such Award shall again be available for the grant of an Award hereunder; and

       (iii) Shares of Stock ceasing to be subject to an Award because of the exercise of an Option shall no longer be available for the grant of an Award hereunder.

In determining the size of Awards, the Committee may take into account recommendations by the Board or the Company's management, a Participant's responsibility level, performance, potential, and cash compensation level, the Fair Market Value of the Stock at the time of Awards, and such other considerations as it deems appropriate.

                              ARTICLE VI - ELIGIBILITY

6.1 ELIGIBLE INDIVIDUALS. All employees of the Company (including salaried officers or employees who are members of the Board, but excluding directors who are not officers or employees of the Company) shall be eligible to receive Awards hereunder. Subject to the provisions of this Plan, the Committee shall from time to time select from such Eligible Employees those to whom Awards shall be granted and determine the size of the Awards. A Participant may hold more than one Option at any one time. No officer or employee of the Company shall have any right to be granted an Award under this Plan, as all Awards granted hereunder are granted in the sole and absolute discretion of the Committee, as provided herein.

                               ARTICLE VII - OPTIONS

7.1 GRANTS OF OPTIONS. An Award shall be granted to Participants in the form of an Option to purchase Stock.

7.2 TYPE OF OPTION. The Committee may choose to grant a Participant who is an Eligible Employee either an Incentive Stock Option or a Nonqualified Stock Option or both, subject to the limitations contained herein.

7.3 INCENTIVE STOCK OPTION DOLLAR LIMITATIONS. If the Committee grants an Incentive Stock Option, the aggregate Fair Market Value (determined as of the date the Option is granted) of any such Option plus any incentive stock options granted under any other plans of the Company which shall be first exercisable by any one Participant during any one calendar year shall not exceed $100,000, or such other dollar limitation as may be provided in the Code.

           ARTICLE VIII - TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS

8.1 STOCK OPTION AGREEMENTS. Awards shall be evidenced by Stock Option Agreements in such form as the Committee shall, from time to time, approve. Such Stock Option Agreements, which need not be identical, shall comply with and be subject to the following terms and conditions:

       (a) Medium of Payment. Upon exercise of the Option, the Option price shall be payable either (i) in United States dollars in cash or by certified check, bank draft, or money order payable to the order of the Company, or (ii) in the discretion of the Committee, through the delivery of shares of Stock with a Fair Market Value equal to the total Option price, or (iii) by a combination of the methods described in (i) and (ii); provided, however, that in the case of an Option price which is paid by an Insider in whole or in part by the delivery of shares of Stock, the Stock acquired in the exercise of such Option shall not be disposed of by the Insider for a six (6) month period commencing on the date on which the Insider last purchased Stock (including the Stock tendered in connection with such exercise).

       (b) Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

       (c) Option Price. With respect to a Nonqualified Stock Option, the Option price shall be not less than the Fair Market Value of such shares on the date of the granting of the Option. With respect to an Incentive Stock Option, the option price shall be not less than the Fair Market Value of such shares on the date of the granting of the Option (or one hundred ten percent (110%) of such amount if the

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              Option is granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company).

       (d) Term of Options. Each Nonqualified Stock Option and Incentive Stock Option granted under this Plan shall expire not more than ten (10) years from the date the Option is granted, except that each Incentive Stock Option granted under the Plan to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall expire not more than five (5) years from the date the Option is granted.

       (e) Date of Exercise. Subject to subsection (d) of this Section, any Option which becomes a Vested Option may be exercised in whole or in part at any time thereafter. Each Option awarded hereunder shall become exercisable as a Vested Option, as follows:

              (i) The aggregate number of shares of Stock subject to an Award shall be divided into four (4) equal installments. The first installment shall become a Vested Option one (1) year from the date of such award, the second installment shall become a Vested Option two (2) years from the date of such Award, the third installment shall become a Vested Option three (3) years from the date of such Award, and the fourth installment shall become a Vested Option four (4) years from the date of such Award.

              (ii) Except as otherwise provided hereunder, the Committee may in its discretion accelerate the time at which an Option granted hereunder may be exercised; provided, however, that in the event of any such acceleration with respect to an Option held by an Insider, at least six (6) months shall elapse from the date of such acceleration to the later of the date of exercise of the Option or the disposition of the Stock acquired by exercising the Option.

              (iii) Notwithstanding the preceding, all Options which are awarded to a Participant hereunder shall become Vested Options upon the Participant's Retirement, Disability, or death.

       (f)    Forfeiture or Exercise of Option.   If a Participant ceases
              employment with the Company, each Option held by him or her which is not a Vested Option shall terminate. If a Participant terminates employment with the Company or a subsidiary prior to exercise of the Participant's Vested Option, such Vested Option shall be exercised, as follows:

              (i) Termination. In the event of a Participant's Termination, the Participant shall have the right to exercise his or her Vested Option within three (3) months (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require) of the Participant's Termination Date.

              (ii) Retirement. In the event of a Participant's Retirement, the Participant shall have the right to exercise his or her Vested Option within three (3) months (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require) of the Participant's Retirement Date.

              (iii) Disability. Upon the Disability of a Participant, the Participant's Vested Option shall be exercisable within twelve (12) months (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require) of the Participant's Date of Disability.

              (iv) Death. If the Participant dies while in the employment of the Company or within the period of time after Retirement during which the Participant would have been entitled to exercise his or her Vested Option rights, the Participant's estate, personal representative, or beneficiary (as applicable) shall have the right to exercise such Vested Option within one (1) year from the date of the Participant's death (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require).

       (g) Agreement as to Sale of Securities. If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Option shall agree to purchase the shares that are subject to the Option for investment only and not with any present intention to resell the same and that the Participant will dispose of such shares only in compliance

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              with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

       (h) Minimum Number of Shares. The minimum number of shares of Stock with respect to which an Option may be exercised at any one time shall be ten (10) shares, unless the number is the total number at the time available for exercise under the Award.

       (i) Required Amendments. Each Award shall be subject to any provision necessary to assure compliance with federal and state securities laws.

       (j) Limitation of Participant Rights. A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the shares to the Participant, and the Participant's name shall have been entered as a stockholder of record on the books of the Company. Thereafter, the Participant shall have full voting, dividend, and other ownership rights with respect to such shares of stock.

                        ARTICLE IX - GRANTS IN SUBSTITUTION
                     FOR OPTIONS GRANTED BY OTHER CORPORATIONS

9.1 SUBSTITUTE AWARDS. Awards may be granted under this Plan from time to time in substitution for similar awards held by employees of corporations who become or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary of the Company. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                      ARTICLE X - CHANGES IN CAPITAL STRUCTURE

10.1   CAPITAL STRUCTURE CHANGES.

       (a) If the outstanding shares of the Company's Stock as a whole are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of shares subject to the Plan and in the number, kinds, and per share exercise price of shares subject to unexercised Options or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share of Stock covered by the Option.

       (b) Upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the assets of the Company to another corporation, the Plan and the Options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of Options theretofore granted, or the substitution for such Options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise prices. In the event of such termination, all outstanding Options shall be exercisable in full for at least thirty (30) days prior to the termination date whether or not otherwise exercisable during such period.

       (c) In the event of a change in the Stock which is limited to a change in the designation thereof to "capital stock" or other similar designation, or in no par value to par value, without increase or

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              decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.

       (d) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provision for the acceleration of time during which the Option may be exercised, notwithstanding the provisions of the Option setting forth the date or dates on which all or any part of it may be exercised. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified above.

                          ARTICLE XI - COMPANY SUCCESSORS

11.1   IN GENERAL

       (a) If the Company shall be the surviving or resulting corporation in any merger, sale of assets or sale of stock, consolidation, or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Committee shall make such appropriate determinations and adjustments as it deems necessary so as to preserve substantially the rights and benefits, both as to number of shares and otherwise, of Participants under this Plan.

       (b) If the Company shall not be the surviving corporation in any merger, sale of assets or sale of stock, consolidation, or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation) involving the Company, the successor corporation may, but shall not be required to, issue substitute options so as to preserve substantially the rights and benefits of the Participants under this Plan.

                   ARTICLE XII - AMENDMENT OR TERMINATION OF PLAN

12.1 AMENDMENTS AND TERMINATION. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate this Plan in whole or in part, except (i) without such stockholder approval as may be required by law and the Company's by-laws, no such action may be taken which changes the minimum option price, increases the maximum term of Options, materially increases the benefits accruing to Participants hereunder, materially increases the number of securities which may be issued pursuant to this Plan (except as provided in Section 10.1 and 11.1), extends the period for granting Awards hereunder, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Participant to whom any Award shall theretofore have been granted, no such action may be taken which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.

                      ARTICLE XIII - MISCELLANEOUS PROVISIONS

13.1 NONTRANSFERABILITY. Except by the laws of descent and distribution, no benefit provided hereunder shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant's lifetime, Options granted to the Participant shall be exercisable only by the Participant. Shares of Stock shall be delivered only into the hands of the Participant or death beneficiary entitled to receive the same or into the hands of the Participant's authorized legal representative.

13.2 NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company.

13.3 TAX WITHHOLDING. The Company shall have the right to deduct from all Awards paid any federal, state, local, or employment taxes which it deems are required by law to be withheld with respect to such payments. The Participant receiving Stock pursuant to the exercise of an Option may be required to pay to

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       the Company an amount required to be withheld with respect to such
       Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

13.4 FRACTIONAL SHARES. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half (1/2) and rounding up for fractions of equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

13.5 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be deemed necessary or appropriate by the Committee. If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Plan shall be subject to any provision necessary to assure compliance with federal and state securities laws.

13.6 INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by Evergreen Resources, Inc. against and from (i) any loss, cost, liability, or expense that may be imposed on or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

13.7 RELIANCE ON REPORTS. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

13.8 GOVERNING LAW. All matters relating to this plan or to Awards granted hereunder shall be governed by the laws of the State of Colorado, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

13.9 RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be take into account in determining any benefits under any pension, retirement, profit sharing, or group insurance plan of the Company.

13.10 EXPENSES. The expenses of implementing and administering this Plan shall be borne by the Company.

13.11 TITLES AND HEADINGS. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control

13.12 USE OF PROCEEDS. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

13.13 NONEXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without

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       limitation, the granting of stock options other than under the Plan, and such arrangements may be applicable either generally or only in specific cases.

       IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers and its seal to be affixed hereto, effective, except as specified to the contrary herein, as of February 5, 1998.


ATTEST/WITNESS                                   EVERGREEN RESOURCES, INC.



By: /s/ J. Keither Martin                        By: /s/ Mark S. Sexton
    --------------------------------                 ---------------------------
       J. Keither Martin                                Mark S. Sexton
       Secretary                                        President

[SEAL]

























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